UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 28, 2015

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Technology Drive
San Jose, CA 95110
(Address of principal executive offices, including zip code)

(408) 441-0311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Atmel Corporation Amended and Restated Senior Executive Change of Control and Severance Plan
On May 28, 2015, the Company’s Compensation Committee amended and restated the Company’s Senior Executive Change of Control and Severance Plan (as so amended and restated, the “Plan”), among other things, to permit the inclusion of additional participants, modify the definition of change of control, amend severance provided outside of a change of control transaction and clarify other matters. The Plan provides specified severance benefits to eligible senior executive employees of the Company whose employment is (a) involuntarily terminated due to death, disability, or for circumstances other than cause, or (b) terminated, voluntarily or involuntarily, within a defined “change of control” period (occurring within three months prior to, or twenty-four (24) months following, a change of control of the Company), subject, in each case, to the specific terms and conditions set forth in the Plan.

The foregoing description is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Atmel Corporation Amended and Restated Senior Executive Change of Control and Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation

Date: June 3, 2015	By:	/s/ Scott Wornow
Scott Wornow
Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Atmel Corporation Amended and Restated Senior Executive Change of Control and Severance Plan